IMMEDIATE RELEASE

TOWNSQUARE MEDIA REPORTS FIRST QUARTER 2015 RESULTS

Greenwich, CT - May 7, 2015 - Townsquare Media, Inc. (NYSE: TSQ) ("Townsquare Media," the "Company," "we," "us," or "our") announced today financial results for the first quarter ended March 31, 2015.

First Quarter Highlights
As compared to the first quarter of 2014:

•	Net revenue increased 2.5%, and 6.5% excluding political revenue and non-recurring festivals

•	Local Advertising net revenue was flat

•	Live Events net revenue increased 5.1%, and 59.7% excluding non-recurring festivals

•	Other Media and Entertainment net revenue increased 29.0%

•	Pro forma Adjusted EBITDA decreased 5.6%, consistent with previously issued guidance

"In the first quarter of 2015, we delivered net revenue growth of 6.5% excluding political revenue and non-recurring festivals. We are pleased with our first quarter performance, in the face of challenges presented by harsh weather conditions which particularly affected our Northeastern markets. These challenges impacted our Local Advertising segment and were offset by the strength in our Live Events segment and in Other Media and Entertainment," commented Steven Price, Chairman and Chief Executive Officer of Townsquare Media.

Quarter Ended March 31, 2015 Compared to the Quarter Ended March 31, 2014

Net Revenue
Net revenue increased $2.0 million, or 2.5%, to $81.1 million, compared to $79.2 million in the same period last year. Local Advertising net revenue decreased $0.2 million, or 0.3%, to $65.1 million, Live Events net revenue increased $0.4 million, or 5.1%, to $8.2 million and Other Media and Entertainment net revenue increased $1.8 million, or 29.0%, to $7.9 million. In the first quarter of 2015, the Company elected not to repeat two multi-day music festivals which generated $2.7 million in the prior year period. Excluding political revenue and the results from the non-recurring festivals, net revenue increased $4.9 million, or 6.5%, Local Advertising net revenue increased $0.1 million, or 0.1%, and Live Events net revenue increased $3.1 million, or 59.7%.

Local Advertising net revenue declined primarily as a result of decreases in political Local Advertising net revenue of $0.3 million, which was partially offset by increases in non-political Local Advertising net revenue of $0.1 million. Live Events net revenue grew primarily as a result of increases in the number, attendance and revenue per attendee of our live events. Other Media and Entertainment net revenue grew primarily as a result of increases within our digital marketing services and national digital assets, which was partially offset by a decrease in e-commerce net revenue.

Adjusted EBITDA
Adjusted EBITDA decreased $1.6 million, or 9.9%, to $14.5 million, compared to $16.1 million in the same period last year. The decrease was due in part to ongoing expenses related to WE Fest, a multi-day country music festival that the Company acquired in the fourth quarter of 2014. These expenses were incurred in the first quarter of 2015 but were not incurred in the prior year period on an actual basis.

Pro forma Adjusted EBITDA decreased $0.9 million, or 5.6%, to $14.5 million, compared to $15.4 million in the same period last year. The prior year period expenses are adjusted to reflect the pro forma effect of the staffing expenses related to WE Fest. The decrease in pro forma Adjusted EBITDA was consistent with our previously issued guidance and was primarily related to planned investments in certain key areas given the opportunities we see ahead, including investments in sales training, digital video offerings and accelerating the roll-out of certain of our live event series, as well as public company expenses, which did not exist in the prior year period.

Liquidity and Capital Resources
As of March 31, 2015, we had a total of $38.2 million of cash on hand. As of March 31, 2015, the total amount of revolving credit capacity available to us was $15.0 million under our credit facilities. As of March 31, 2015, we had $532.2 million of outstanding indebtedness and $493.9 million of outstanding indebtedness net of cash, representing 5.5x and 5.1x gross and net leverage, respectively, based on the trailing twelve month pro forma Adjusted EBITDA of $97.2 million as of March 31, 2015.

On April 1, 2015, the Company successfully completed the refinancing of its outstanding capital structure (the "Refinancing"). The Refinancing consisted of $300.0 million in aggregate principal amount of its 6.5% senior notes due 2023 (the "2023 Notes") and a new senior secured credit facility, including a new seven-year, $275.0 million term loan facility (the "New Term Loan Facility") and a new five-year, $50.0 million revolving credit facility (the "New Revolving Credit Facility" and, together with the New Term Loan Facility, the "New Senior Secured Credit Facility"). The initial per annum interest rate applicable to the New Term Loan Facility is 4.25%, based on current LIBOR levels, a 1.00% LIBOR floor and an applicable margin of 325 basis points. The per annum interest rate applicable to the New Revolving Credit Facility is based on current LIBOR levels and an applicable margin of 250 basis points (or an alternative base rate and an applicable margin of 150 basis points). The New Revolving Credit Facility was undrawn at the close of the Refinancing and remains undrawn. Net proceeds from the offering of the 2023 Notes and the borrowings under the New Term Loan Facility, together with cash on hand, were used to complete the redemption of the outstanding 9% senior notes due 2019, in aggregate principal amount of $410.9 million, issued by Townsquare Radio, LLC and Townsquare Radio, Inc., and to entirely repay all amounts outstanding under Townsquare Radio, LLC's existing senior secured credit facilities, including both the term loan and revolving credit facility.

Based on current forward LIBOR levels, the Company expects interest expense of approximately $31.2 million for the twelve month period beginning April 1, 2015, representing annual savings of approximately $11 million as compared to the annual interest expense payable in respect of the existing senior notes and the existing senior secured credit facilities, based on principal balances outstanding as of March 31, 2015.

Pro forma for the Refinancing, and as of March 31, 2015, we had a total of $26.1 million of cash on hand, and the total amount of revolving credit capacity available to us was $50.0 million under our credit facilities. Pro forma for the Refinancing and as of March 31, 2015, we had $575.4 million of outstanding indebtedness and $549.3 million of outstanding indebtedness net of cash, representing 5.9x and 5.6x gross and net leverage, respectively, based on the trailing twelve month pro forma Adjusted EBITDA of $97.2 million as of March 31, 2015.

As of May 7, 2015, the Company had 26,883,084 shares outstanding (inclusive of warrants to purchase 9,508,878 shares of common stock). The warrants outstanding are immediately exercisable for a de minimis exercise price per share and are not considered equity under the FCC regulations regarding foreign ownership limitations.

Segment Reporting
We have two reportable operating segments, which are Local Advertising and Live Events, and report the remainder of our business in an Other Media and Entertainment category. Our Local Advertising segment is composed of broadcast, digital and mobile advertising on our stations, streams, websites and mobile application. Our Live Events segment is composed of a diverse range of live events, which we create, promote and produce, including musical concerts, multi-day music festivals, consumer expositions and trade shows, athletic events, lifestyle events and other forms of entertainment. The Other Media and Entertainment business principally includes digital marketing services, national digital assets and other revenue.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain first quarter 2015 financial results on Thursday, May 7, 2015 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13607932. A live webcast of the conference call will also be available on the equity investor relations page of the Company's website at www.townsquaremedia.com.

A replay of the conference call will be available through May 14, 2015. To access the replay, please dial 1-877-870-5176 (U.S. & Canada) or 1-858-384-5517 (International) and enter confirmation code 13607932. A web-based archive of the conference call will also be available at the above website for thirty days after the call.

About Townsquare Media, Inc.
Townsquare Media, Inc. is an integrated and diversified media and entertainment and digital marketing services company that owns and operates market leading radio stations, digital and social properties and live events in small and mid-sized markets across the United States, delivering national scale and expertise to the communities it serves on a local level. The Company owns and operates 311 radio stations, over 325 search engine and mobile-optimized local websites and approximately 500 live events in 66 small and mid-sized U.S. markets, making Townsquare Media the third largest owner of radio stations in the United States by number of radio stations owned. The Company supplements its local offerings with the nationwide reach of our owned, operated and affiliated music and entertainment websites, which, on a combined basis, attracted one of the largest audiences among music-focused digital advertising networks as of March 2015 as well as certain large scale live events. For more information, please visit www.townsquaremedia.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Forward-Looking Statements” included in our final prospectus filed on July 25, 2014, for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

Investor Relations
Alex Berkett
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and per Share Data)

	December 31, 2014	March 31, 2015
ASSETS
Current assets:
Cash	$24,462	$38,213
Accounts receivable, net of allowance of $3,350 and $3,302, respectively	61,151	52,640
Prepaid expenses and other current assets	7,553	9,262
Total current assets	93,166	100,115

Property and equipment, net	96,247	96,375
Intangible assets, net	505,839	505,774
Goodwill	242,300	245,473
Deferred financing costs, net	9,636	9,061
Investments	484	484
Other assets	413	336
Total assets	$948,085	$957,618

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,747	$7,076
Current portion of long-term debt	1,293	1,295
Deferred revenue	14,299	22,902
Accrued expenses and other current liabilities	21,339	12,615
Accrued interest	9,245	18,923
Total current liabilities	52,923	62,811
Long-term debt, less current portion, (inclusive of bond premium of $7,203 and $6,779, respectively)	538,383	537,635
Deferred tax liabilities	11,644	11,743
Other long-term liabilities	973	1,258
Total liabilities	603,923	613,447
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized and 9,457,242 shares issued and outstanding at both December 31, 2014 and March 31, 2015	95	95
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized and 3,022,484 shares issued and outstanding at both December 31, 2014 and March 31, 2015	30	30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized and 4,894,480 shares issued and outstanding at both December 31, 2014 and March 31, 2015	49	49
Total common stock	174	174
Additional paid-in capital	351,984	351,885
Accumulated deficit	(8,439)	(8,343)
Non-controlling interest	443	455
Total liabilities and stockholders' equity	$948,085	$957,618

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended March 31,
	2014	2015

Net revenue	$79,161	$81,118

Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	58,252	61,329
Depreciation and amortization	4,387	3,671
Corporate expenses	4,767	5,240
Stock-based compensation	159	—
Transaction costs	28	47
Net gain on sale of assets	(110)	(7)
Total operating costs and expenses	67,483	70,280
Operating income	11,678	10,838

Other expenses:
Interest expense, net	12,080	10,561
Other expense, net	37	48
(Loss) income before income taxes	(439)	229
Provision for income taxes	91	98
Net (loss) income	$(530)	$131
Net (loss) income attributable to:
Controlling interests	$(530)	$96
Non-controlling interests	—	35
Net income per share:
Basic		$0.01
Diluted		$0.00
Weighted average shares outstanding:
Basic		17,374
Diluted		33,767
Pro forma C Corporation data (unaudited):
Historical loss before income taxes	$(439)
Pro forma income tax benefit	(173)
Pro forma loss	$(266)

Pro forma loss per share:
Basic	$(0.03)
Diluted	$(0.03)
Weighted average shares outstanding:
Basic	7,887
Diluted	7,887

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2014	2015
Cash flows from operating activities:
Net (loss) income attributable to:
Controlling interests	$(530)	$96
Non-controlling interests	—	35
Net (loss) income	$(530)	$131
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	4,387	3,671
Amortization of deferred financing costs	624	575
Deferred income tax expense	—	98
Provision for doubtful accounts	447	(360)
Stock-based compensation expense	159	—
Non-cash interest expense	760	—
Amortization of bond premium	(424)	(424)
Net gain on sale of assets	(110)	(7)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	3,566	8,584
Prepaid expenses and other assets	2,425	(1,474)
Accounts payable	(1,027)	329
Accrued expenses	(5,306)	(830)
Accrued interest	9,224	9,678
Other long-term liabilities	—	10
Net cash provided by operating activities	14,195	19,981
Cash flows from investing activities:
Payments for acquisitions, net of cash received	—	(2,673)
Acquisition of intangibles	(231)	(32)
Purchase of property and equipment	(1,995)	(3,133)
Proceeds from sale of assets	147	53
Net cash used in investing activities	(2,079)	(5,785)
Cash flows from financing activities:
Offering costs	—	(99)
Repayment of long-term debt	(255)	(284)
Debt financing costs	(134)	—
Cash distribution to non-controlling interest	—	(23)
Repayments of capitalized obligations	(35)	(39)
Net cash used in financing activities	(424)	(445)
Net increase in cash	11,692	13,751
Cash:
Beginning of period	45,647	24,462
End of period	$57,339	$38,213
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$1,894	$719
Income taxes	10	182
Barter transactions:
Barter revenue – included in net revenue	$2,656	$2,992
Barter expense – included in direct operating expenses	2,377	2,874

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended March 31,
($ in thousands)	2014	2015
Statement of Operations Data:
Local Advertising net revenue	$65,272	$65,053
Live Events net revenue	7,767	8,166
Other Media and Entertainment net revenue	6,122	7,899
Net revenue	79,161	81,118
Operating Costs and Expenses:
Local Advertising direct operating expenses	45,074	46,202
Live Events direct operating expenses	6,696	7,572
Other Media and Entertainment direct operating expenses	6,482	7,555
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	58,252	61,329
Depreciation and amortization	4,387	3,671
Corporate expenses	4,767	5,240
Stock-based compensation	159	—
Transaction costs	28	47
Net gain on sale of assets	(110)	(7)
Total operating costs and expenses	67,483	70,280
Operating income	11,678	10,838
Other expense:
Interest expense, net	12,080	10,561
Other expense, net	37	48
Total other expense	12,117	10,609
(Loss) income before income taxes	(439)	229
Provision for income taxes	91	98
Net (loss) income	$(530)	$131

The following table summarizes pro forma revenue and direct operating expenses broken out by segment for the three months ended March 31, 2014 and 2015, respectively (dollars in thousands):

	Pro Forma
	Three Months Ended March 31,
	2014	2015
Statement of Operations Data:
Local Advertising net revenue	$65,272	$65,053
Live Events net revenue	7,767	8,166
Other Media and Entertainment net revenue	6,122	7,899
Net revenue	79,161	81,118
Operating Costs and Expenses:
Local Advertising direct operating expenses	45,074	46,202
Live Events direct operating expenses	7,423	7,572
Other Media and Entertainment direct operating expenses	6,482	7,555
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	58,979	61,329
Direct Profit	$20,182	$19,789

The following tables reconcile both on a GAAP and pro forma basis net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Direct Profit and Adjusted EBITDA for the three months ended March 31, 2014 and 2015, respectively (dollars in thousands):

	Actual
	Three Months Ended March 31,
	2014	2015
Net (loss) income	$(530)	$131
Provision for income taxes	91	98
Interest expense, net	12,080	10,561
Transaction costs	28	47
Depreciation and amortization	4,387	3,671
Corporate expenses	4,767	5,240
Stock-based compensation	159	—
Other(a)	(73)	41
Direct Profit	20,909	19,789
Corporate expenses	(4,767)	(5,240)
Adjusted EBITDA	$16,142	$14,549

	Pro Forma
	Three Months Ended March 31,
	2014	2015
Net income	$38	$131
Provision for income taxes	24	98
Interest expense, net	10,852	10,561
Transaction costs	28	47
Depreciation and amortization	4,387	3,671
Corporate expenses	4,767	5,240
Stock-based compensation	159	—
Other(a)	(73)	41
Direct Profit	20,182	19,789
Corporate expenses	(4,767)	(5,240)
Adjusted EBITDA	$15,415	$14,549
(a) Other includes net gain on sale of assets and other expense, net.

The following table reconciles on a pro forma basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Direct Profit and Adjusted EBITDA on a quarterly basis for last twelve months ended March 31, 2015 (dollars in thousands):

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Last Twelve Months
	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015	March 31, 2015
Net income (loss)	$7,723	$(13,676)	$5,787	$131	$(35)
Provision (benefit) for income taxes	5,021	(8,892)	3,761	98	(12)
Interest expense, net	10,866	10,970	10,591	10,561	42,988
Transaction costs	(10)	63	136	47	236
Depreciation and amortization	4,331	4,249	3,911	3,671	16,162
Corporate expenses	6,157	6,487	7,585	5,240	25,469
Stock-based compensation	—	37,580	—	—	37,580
Other (a)	(26)	257	43	41	315
Direct Profit	34,062	37,038	31,814	19,789	122,703
Corporate expenses	(6,157)	(6,487)	(7,585)	(5,240)	(25,469)
Adjusted EBITDA	$27,905	$30,551	$24,229	$14,549	$97,234
(a) Other includes net loss (gain) on sale of assets and other expense, net.

Non-GAAP Financial Measures and Definitions
We believe that our financial statements and the other financial data included herein have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States, or GAAP, and are consistent with current practice with the exception of the presentation of certain non-GAAP financial measures, including Direct Profit and Adjusted EBITDA (each as defined below).

We define Direct Profit as net income (loss) before the deduction of income taxes, other expense, net, interest expense, net, transaction costs, corporate expenses, net loss (gain) on sale of assets and depreciation and amortization. Adjusted EBITDA is defined as Direct Profit less corporate expenses (excluding stock-based compensation). Direct Profit and Adjusted EBITDA do not represent, and should not be considered as alternatives to, net income (loss) or cash flows from operations, as determined under U.S. generally accepted accounting principles, or GAAP.

We use Direct Profit and Adjusted EBITDA to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. In addition, we rely upon Direct Profit to analyze the performance of our segments, as it reflects all revenue and expenses directly attributable to our segments’ operations, including all corporate overhead expenses that are directly attributed to a segment and necessary to support its revenue, without regard to corporate overhead that is not directly attributable to a segment’s operations (such as expenses related to HR, finance, and accounting functions and expenses incurred in connection with an initial public offering). As a result, by removing these expenses, management can better analyze the factors that are, in fact, directly affecting the profitability of its core business segments at and within the segments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our Board of Directors may consider Direct Profit and Adjusted EBITDA when determining discretionary bonuses.